EXHIBIT 10.3

FIRST NORTHERN BANK

FIRST AMENDMENT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
 PARTICIPATION AGREEMENT
FOR JEREMIAH Z. SMITH

This First Amendment to the Participation Agreement (the “Agreement”) of the Supplemental Executive Retirement Plan (SERP) for Jeremiah Z. Smith (the “Executive”) is made effective January 1, 2023, by First Northern Bank of Dixon, a California-chartered, FDIC-insured bank with its main office in Dixon, California (“Company” or “Bank”).
Recitals

1.	The Company and Executive entered into an Agreement on June 1, 2011,

2.	The Executive will become Chief Executive Officer of the Company on January 1, 2023.

3.	The Company now desires to further amend the participation agreement to change the Normal Retirement Age to 62.

4.	The Company now desires to further amend the amount of the death benefit.

Amendments

The terms in this Participation Agreement are amended as follows:

1.	2.1. Amendments Following a Change in Control -Change in Control Benefit-

Delete:

 1. A lump sum payment Actuarially Equivalent to the benefit determined under Section 4.1 of the Plan with the following changes: (a) the Target Retirement Percentage used shall be the Target Retirement Percentage assuming Service to age 65, and (b) the Profit Sharing Benefit and Social Security Benefit shall be determined as of the 1st of the year of termination.  The lump sum payment shall be determined using Treasury Rate in effect on the date of termination and shall be discounted for the period the lump sum payment precedes the date the Participant attains age 65.

Replace with:

1. A lump sum payment Actuarially Equivalent to the benefit determined under Section 4.1 of the Plan with the following changes: (a) the Target Retirement Percentage used shall be the Target Retirement Percentage assuming Service to age 62, and (b) the Profit Sharing Benefit and Social Security Benefit shall be determined as of the 1st of the year of termination.  The lump sum payment shall be determined using Treasury Rate in effect on the date of termination and shall be discounted for the period the lump sum payment precedes the date the Participant attains age 62.

2.	2.3 Amendment of Death Benefit.

Delete:

(1)
$10,000 per month paid each month for 120 months plus 6 months for each full year of Service over 10 years (limited to 180 months total).  This benefit shall be limited in present value to the net amount of at risk of all insurance policies owned by First Northern Bank as of the Executive’s date of death on the life of the Executive and under which First Northern Bank is the sole beneficiary.  This present value limitation shall be determined using a 5% discount rate.

Replace with:

(1)
$15,000 per month paid each month for 120 months plus 6 months for each full year of Service over 10 years (limited to 180 months total).  This benefit shall be limited in present value to the net amount of at risk of all insurance policies owned by First Northern Bank as of the Executive’s date of death on the life of the Executive and under which First Northern Bank is the sole beneficiary.  This present value limitation shall be determined using a 5% discount rate.

This section, solely for the purpose of benefits earned by this Executive, of the First Northern Bank Supplemental Executive Retirement Plan is amended as follows:

1)	2.10 Normal Retirement Age

The following sentence is added:

Effective as of January 1, 2023, “Normal Retirement Age” shall mean age 62 solely with respect to the benefit of the person then holding the title of Chief Executive Officer of the Company.

In Witness Whereof, the Executive and a duly authorized Company officer have signed this Participation Agreement as of the day and year shown below.

The Executive: The Company:
                   First Northern Bank of Dixon

/s/ Jeremiah Z. Smith                                                                                                                                    BY:  /s/ Patrick R. Brady
Jeremiah Z. Smith                                                                                                                                         Its: Chairman of the Board
Date: 12/26/2022                                                                                                                                          Date: 12/23/2022